EXHIBIT 99.2

eMagin Reports Third Quarter 2005 Results

Bellevue, WA, November 10, 2005 - eMagin Corporation (AMEX:EMA), the leader in OLED virtual imaging technology, announced today financial results for the quarter ended September 30, 2005. eMagin will host a conference call to discuss the financial results today at 5:00 p.m. EST.

Third quarter selected highlights include the following:

Financial Summary:

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Revenue for the three months ended September 30, 2005 of $1.1 million was sequentially up 69% from second quarter. Revenue for the three and nine months ended September 30, 2005 was $1.1 million and $2.5 million as compared to $1.1 million and $3.1 million for the same periods ended September 30, 2004.

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Net loss and loss per share applicable to common stock for the three and nine months ended September 30, 2005 was $3.8 million, or $0.05 per share and $11.7 million, or $0.14 per share as compared to a net loss of $1.8 million or $0.03 per share and $9.8 million, or $0.16 per share during the three and nine month periods ended September 30, 2004.

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Balance sheet showed $5.1 million in working capital at September 30, 2005 as compared to $14.9 million on December 31, 2004. In October a private placement of stock and warrants was completed increasing cash $8.4 million after expenses.

Third Quarter Highlights:

"I'm pleased to report that we have made significant progress on many fronts this quarter. This quarter marked a milestone when we began shipping our first direct-to-consumer product, our Z800 3DVisor, which delivers capabilities beyond those of most current professional simulation headsets. We believe that this product represents a major breakthrough for the emerging virtual imaging industry," said Gary Jones, chief executive officer of eMagin.

Jones continued, "Production output is improving steadily after equipment downtime during the first half of the year.  We have expanded the number of OEM customers evaluating, integrating products with, or using our products to over 170. We completed the design of our new lower cost SVGA-3D shrink on schedule, and have received first wafers to begin prototyping. We continued our R&D and furthered readiness to release new much higher efficiency OLED materials on our displays. We announced winning a Navy research contract in which we will collaborate with the University of Michigan to further develop encapsulation technology with an eye for applications of this important technology for direct view or flexible displays. We expect this and other technologies we are developing to be valuable to potential manufacturing partners or possible licensees, even though our business focus will continue to be on microdisplays and virtual imaging systems.

"Our military and industrial display business has been progressing as input data systems move up in resolution from the prior qVGA and VGA levels. Our microdisplays recently won a critical product shootout conducted by General Dynamics for another major military program in which a Rockwell Collins ProView S035 equipped with our display won over five alternative microdisplay technologies hands down in soldier preference and performance. The display was selected because of its true color quality, ease of use, and stability. We expect this advanced combat helmet program to begin mid-2006.”

“Shipments this quarter and additional orders for next year signal the restart of the multi-million dollar US Army Land Warrior program. We just won and delivered prototypes for 2 future military programs that will be announced in 2006, one using a custom version of our 3DVisor and another with our displays incorporated into a US Army tactical system currently undergoing field qualification. And we have been notified that eMagin microdisplays have been selected for at least 3 international soldier programs that are equivalent to Land Warrior. During this quarter we announced design wins with Quantum 3D, Simrad Optronics, and Liteye.”

“During third quarter we began fulfillment of direct to consumer orders taken from our ecommerce site, a channel that we believe will be a key to Z800 3DVisor distribution and success. This new product continues to receive favorable reviews by users and reviewers. We were delighted that among many accolades already received Maximum PC magazine called it “the best 3D goggles we ever tested,” and Digital Life classified it as a Class of 2005 Innovation. You can expect to hear more awards for this product over the coming weeks.”

“In order to continue this path of expanding acceptance of virtual imaging solutions, in 2006 we will provide a broader product portfolio, both from an end systems and component standpoint. We are working with Rohm to complete a new qVGA display which we believe has the clear potential to eventually dominate the small magnified viewfinder market. The IC design effort for our smaller, lower cost version SVGA3D display is complete and the first prototypes of this display are being prepared. This new display will greatly increase the number of SVGA displays we obtain per 200mm wafer. We are confident that this product will open the many new markets where cost of the larger area silicon ICs we previously had been a barrier, and we are working with a variety of consumer electronics companies to introduce a new generation of communications and entertainment solutions which will incorporate a personal display system.”

“Looking toward 2006, we anticipate our large military pipeline, the success of our systems products and our new displays should support realized revenue of over $20 million, and we consider this only a small portion of the potential we will realize from virtual imaging this decade. As previously indicated, we are working toward several paths to further increase our capacity and reliability of our current fab to support this growth, and to greatly increase production through creation of a new manufacturing capability that would take full advantage of the improvements that have become available for mass production of low cost OLEDs.”

Full results are available by referencing the Company’s 10Q for period ended September 30, 2005 to be filed with the SEC.

Today’s webcast is being distributed through the Thomson StreetEvents Network to both institutional and individual investors. Individual investors can listen to the call at www.fulldisclosure.com, Thomson/CCBN's individual investor portal, powered by StreetEvents. Institutional investors can access the call via Thomson's password-protected event management site, StreetEvents (www.streetevents.com). The call is also accessible at eMagin’s website at www.emagin.com

About eMagin Corporation
A leader in OLED microdisplay and virtual imaging technologies, eMagin integrates high-resolution OLED microdisplays, magnifying optics, and systems technologies to create a virtual image that appears comparable to that of a computer monitor or a large-screen television. eMagin’s OLED displays have broad market reach and are incorporated into a variety of near-to-eye imaging products by military, industrial, medical and consumer OEMs who choose eMagin’s award-winning technology as a core component for their solutions. eMagin has recently introduced its first direct-to-consumer system, the Z800 3DVisor, which provides superb 3D stereovision and headtracking for PC gaming, training and simulation, and business applications. eMagin's microdisplay manufacturing and R&D operations are co-located with IBM on its campus in East Fishkill, New York.  System design facilities and sales and marketing are located in Bellevue, Washington. A sales office is located in Tokyo, Japan. For additional information, please visit www.emagin.com and www.3dvisor.com.

Media Contact:

Joe Runde, 425-749-3636, jrunde@emagin.com

Investor Contact:

John Atherly, 425-749-3622, jatherly@emagin.com

Note: eMagin is a trademark of eMagin Corporation.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including those regarding eMagin Corporation and its subsidiaries’ expectations, intentions, strategies and beliefs pertaining to future events or future financial performance. All statements contained herein are based upon information available to eMagin’s management as of the date hereof, and actual results may vary based upon future events, both within and without eMagin management’s control. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential" or "continue," the negative of such terms, or other comparable terminology. These statements are only predictions. Actual events or results may differ materially from those in the forward-looking statements as a result of various important factors, including those described in the Company's most recent filings with the SEC. Although we believe that the expectations reflected in the forward-looking statements are reasonable, such statements should not be regarded as a representation by the Company, or any other person, that such forward-looking statements will be achieved. The business and operations of the Company are subject to substantial risks which increase the uncertainty inherent in forward-looking statements. We undertake no duty to update any of the forward-looking statements, whether as a result of new information, future events or otherwise. In light of the foregoing, readers are cautioned not to place undue reliance on such forward-looking statements.